Stock Purchase Agreement

                                      among

                             Key Energy Group, Inc.,

                                       and

                          Michael and Georgia McDermett










                          Dated as of January 10, 1997







I:\PBOOKER\JMA\Key Energy Group\Cobra Stock Purchase Agreement.wpd Stock Purchase Agreement This Stock Purchase Agreement (this AAgreement@) is entered into as of January 10, 1997 by and among Key Energy Group, Inc., a Maryland corporation (AKey@), and Michael McDermett and Georgia McDermett, individual residents of the State of Texas (individually the AShareholder@ and collectively the AShareholders@). W I T N E S S E T H: WHEREAS, the Shareholders own 500
 shares (the ACobra Shares@) of common stock, par value $1.00 per share (ACobra Common Stock@), of Cobra Industries, Inc., a New Mexico corporation (ACobra@), which constitute all of the issued and outstanding shares of capital stock of Cobra; and WHEREAS, the Shareholders desire to sell to Key and Key desires to purchase from the Shareholders all of the issued and outstanding capital stock of Cobra. NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:
                                    ARTICLE 1
                               Purchase and Sale
ARTICLE 1 Purchase and Sale
1.1. Purchase and Sale of Cobra  Shares.Purchase and
Sale of Cobra Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 1.2), the Shareholders agree to sell and convey to Key, free and clear of all Encumbrances (as defined in Section 2.1.8.1), and Key agrees to purchase and accept from the Shareholders, all of the Cobra Shares. In consideration of the sale of the Cobra Shares, Key shall pay and deliver to the Shareholders at the Closing: (i) $5,000,000 to be paid to the Shareholders by means of a wire transfer of immediately available funds to the account designated in writing by the Shareholders and (ii) shall institute such action required under Section 7.7 hereof for the issuance to the Shareholders of 175,000 shares (the AKey Shares@) of common stock, par value $.10 per share, of Key (AKey Common Stock@). 1.2. Time and Place of Closing1.2. Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the AClosing@) shall be at the offices of Lynch, Chappell & Alsup, a Professional Corporation, located at 300 North Marienfeld, Suite 700, Midland, Texas 79701, at 10:00 a.m. on January 10, 1997 (the AClosing Date@), unless another time, place or date is agreed to by the Shareholders and Key.

ARTICLE 2 Representations and Warranties of the ShareholdersWarranties reholders

2.1. Representations and Warranties of the Shareholders. The express representations and warranties of the Shareholders contained in this Article 2 are exclusive and are in lieu of all other representations and warranties, express, implied or statutory, or otherwise. Subject to the foregoing, each of the Shareholders jointly and severally represents and warrants to Key as follows: 2.1.1. Organization and Standing. Cobra is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on its financial condition, properties or business. 2.1.2. Agreement Authorized and its Effect on Other Obligations Both of the Shareholders are residents of the State of Texas, above the age of 18 years, and each of them has the legal capacity and requisite power and authority to enter into, and perform his or her obligations under this Agreement. This Agreement is a valid and binding obligation of each of the Shareholders enforceable against each of the Shareholders (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement by the Shareholders will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the Articles of Incorporation or Bylaws of Cobra or (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Cobra or either of the Shareholders is a party or by which Cobra or either of the Shareholders or their respective properties are bound.
2.1.3. Capitalization of Cobra The authorized capitalization of Cobra consists of 50,000 shares of Cobra Common Stock, of which, as of the date hereof, 500 shares are issued and outstanding and held beneficially and of record by the Shareholders. On the date hereof, Cobra does not have any outstanding options, warrants, calls or commitments of any character relating to any of its authorized but unissued shares of capital stock. All issued and outstanding shares of Cobra Common Stock are validly issued, fully paid and non-assessable and are not subject to preemptive rights. None of the outstanding shares of Cobra Common Stock is subject to any voting trust, voting agreement or other agreement or understanding with respect to the voting thereof, nor is any proxy in existence with respect thereto. 2.1.4. Ownership of Cobra Shares.Ownership of Cobra Shares. The Shareholders hold good and valid title to all of the Cobra Shares free and clear of all Encumbrances. The Shareholders possess full authority and legal right to sell, transfer and assign to Key the Cobra Shares, free and clear of all Encumbrances. Upon transfer to Key by the Shareholders of the Cobra Shares, Key will own the Cobra Shares free and clear of all Encumbrances. There are no claims pending or, to the knowledge of either of the Shareholders, threatened, against Cobra or either of the Shareholders that concern or affect title to the Cobra Shares, or that seek to compel the issuance of capital stock or other securities of Cobra. 2.1.5. No Subsidiaries There is no corporation, partnership, joint venture, business trust or other legal entity in which Cobra, either directly or indirectly through one or more intermediaries, owns or holds beneficial or record ownership of at least a majority of the outstanding voting securities. 2.1.6. Financial Statements. The Shareholders have delivered to Key Cobra=s audited balance sheet and related statements of income, retained earnings and cash flows, with appended notes which are an integral part of such statements, as of and for the 12 months ended July 31, 1996, and also have delivered to Key copies of Cobra=s unaudited balance sheets and related statements of income, retained earnings and cash flows as of and for the periods beginning August 1, 1996 and ending August 31, September 30, October 31, and November 30, 1996. The unaudited November 30, 1996 balance sheet, a copy of which is attached hereto as Schedule 2.1.6, is hereinafter referred to as the AUnaudited Balance Sheet.@ All of such financial statements delivered to Key are complete in all material respects (except, with respect to the unaudited financial statements, for the omission of notes and schedules), present fairly the financial condition of Cobra as at the dates indicated, and the results of operations for the respective periods indicated, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as noted therein and subject, in the case of interim financial statements, to normal year-end adjustments and other adjustments described therein; in addition, such financial statements as of and for the months ended August 31, September 30, October 31, and November 30, 1996, though unaudited, include all adjustments which the Shareholders consider necessary for a fair presentation of Cobra=s results for those periods. November 30, 1996 shall hereinafter be referred to as the ABalance Sheet Date.@ The accounts receivable reflected in the Unaudited Balance Sheet, or which thereafter have been acquired by Cobra, have been collected or are current and collectible at the aggregate recorded amounts thereof less applicable reserves computed in accordance with generally accepted accounting principles, which reserves are adequate. 2.1.7.Liabilities. Except as disclosed on Schedule 2.1.7 hereto, Cobra has no liabilities or obligations, either accrued, absolute or contingent, nor do either of the Shareholders have any knowledge of any potential liabilities or obligations, which would materially adversely affect the value and conduct of the business of Cobra, other than those (i) reflected or reserved against in the Unaudited Balance Sheet or (ii) incurred in the ordinary course of business since the Balance Sheet Date. 2.1.8. Additional Information. Attached as Schedule 2.1.8 hereto are true, complete and correct lists of the following items: 2.1.8.1 Real Estate. All real property and structures thereon owned, leased or subject to a contract of purchase and sale, or lease commitment, by Cobra, with a description of the nature and amount of any Encumbrances thereon. The term AEncumbrances@ means all liens, security interests, pledges, mortgages, deeds of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, liabilities, obligations, privileges, equities, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind or nature; 2.1.8.2 Machinery and Equipment. All rigs, carriers, rig equipment, machinery, transportation equipment, tools, equipment, furnishings, and fixtures owned, leased or subject to a contract of purchase and sale, or lease commitment, by Cobra with a description of the nature and amount of any Encumbrances thereon; 2.1.8.3 Receivables. All accounts and notes receivable, together with (i) aging schedules by invoice date and due date, (ii) the amounts provided for as an allowance for bad debts, (iii) the identity and location of any asset in which Cobra holds a security interest to secure payment of the underlying indebtedness, and (iv) a description of the nature and amount of any Encumbrance on such accounts and notes receivable; 2.1.8.4 Payables. All accounts and notes payable of Cobra, together with an appropriate aging schedule; 2.1.8.5 Insurance. All insurance policies or bonds currently maintained by Cobra, including title insurance policies, and those covering Cobra=s properties, rigs, machinery, equipment, fixtures, employees and operations, as well as a listing of any deductibles, premiums, audit adjustments or retroactive adjustments due or pending on such policies or any predecessor policies; 2.1.8.6 Contracts. All service contracts and all other material contracts to which Cobra is a party which are to be performed in whole or in part after the date hereof; 2.1.8.7 Employee Compensation Plans. All bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements of Cobra, together with copies of the most recent reports with respect to such plans, arrangements, or trust agreements filed with any governmental agency, and all Internal Revenue Service determination letters that have been received with respect to such plans;
2.1.8.8 Certain Salaries. The names and salary rates of all present employees of Cobra who have salaries in excess of $50,000, and, to the extent existing on the date of this Agreement, all arrangements with respect to any bonuses to be paid to them from and after the date of this Agreement; 2.1.8.9 Bank Accounts. The name of each bank in which Cobra has an account, the account numbers of each account and the names of all persons authorized to draw thereon; 2.1.8.10 Employee Agreements. Any collective bargaining agreements of Cobra with any labor union or other representative of employees, including amendments, supplements, and written or oral understandings, and all employment and consulting and severance agreements of Cobra; 2.1.8.11 Intellectual Property. All patents, trademarks, copyrights and other intellectual property rights owned, licensed, or used by Cobra; 2.1.8.12 Trade Names. All trade names, assumed names and fictitious names used or held by Cobra, whether and where such names are registered, and where used; 2.1.8.13 Promissory Notes. All long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, and any other agreements of Cobra relating thereto or with respect to collateral securing the same; 2.1.8.14 Guaranties. All indebtedness, liabilities and commitments of others and as to which Cobra is a guarantor, endorser, co-maker, surety, or accommodation maker, or contingently liable therefor and all letters of credit, whether stand-by or documentary, issued by any third party; 2.1.8.15 Leases. All leases to which Cobra is a party whether as lessor or lessee; and 2.1.8.16 Environment. All environmental permits, approvals, certifications, licenses, registrations, orders and decrees applicable to current operations conducted by Cobra and all environmental audits, assessments, investigations and reviews conducted by Cobra within the last five years on any property owned or used by it. 2.1.9.No Defaults. Cobra is not in default in any material obligation or covenant on its part to be performed under any obligation, lease, contract, order, plan or other agreement or arrangement other than those that are not material to the business or business prospects of Cobra. 2.1.10. Absence of Certain Changes and Events. Other than as a result of the transactions contemplated by this Agreement, since the Balance Sheet Date, there has not been: 2.1.10.1 Financial Change. Any material adverse change in the financial condition, backlog, operations, assets, liabilities or business of Cobra; 2.1.10.2 Property Damage. Any material damage, destruction, or loss to the business or properties of Cobra (whether or not covered by insurance); 2.1.10.3 Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the Cobra Common Stock, or any direct or indirect redemption, purchase or any other acquisition by Cobra of any such stock; 2.1.10.4 Capitalization Change. Any change in the capital stock or in the number of shares or classes of the authorized or outstanding capital stock of Cobra as described in Section 2.1.3 hereof;
2.1.10.5 Labor Disputes. Except as disclosed on Schedule 2.1.16, any labor disputes involving Cobra; or 2.1.10.6 Other Material Changes. Any other event or condition known to either of the Shareholders particularly pertaining to and adversely affecting the operations, assets or business of Cobra which would constitute a material adverse change. 2.1.11. Taxes. All federal, state and local income, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs, duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by Cobra for each period for which any such returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by Cobra; and the tax provisions reflected in the Unaudited Balance Sheet are adequate, in accordance with generally accepted accounting principles, to cover liabilities of Cobra at the date thereof for all taxes, including any assessed interest, assessed penalties and additions to taxes of any character whatsoever applicable to Cobra or its assets or business. No waiver of any statute of limitations executed by Cobra with respect to any income or other tax is in effect for any period. Except for an audit by the Internal Revenue Service of the 1991 federal income tax returns of Cobra, the income tax returns of Cobra have never been examined by the Internal Revenue Service or the taxing authorities of any other jurisdiction. There are no tax liens on any assets of Cobra except for taxes not yet currently due. Cobra is not, never has been, nor has Cobra ever attempted to become, an S-Corp under the Internal Revenue Code of 1986, as amended. 2.1.12. Intellectual Property. Cobra owns or possesses licenses to use all patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the AIntellectual Property@) that are either material to its business or that are necessary for the rendering of any services rendered by it and the use or sale of any equipment or products used or sold by it, including all such Intellectual Property listed in Schedule 2.1.12 hereto. The Intellectual Property so owned or possessed by Cobra is owned or licensed free and clear of any Encumbrance. Cobra has not granted to any other person any license to use any Intellectual Property. Cobra has not received any notice of infringement, misappropriation, or conflict with, the intellectual property rights of others in connection with the use by it of the Intellectual Property or otherwise in connection with the operation of its business. 2.1.13. Title to and Condition of Assets. Cobra has good, indefeasible and marketable title to all its properties, interests in properties and assets, real and personal, reflected in the Unaudited Balance Sheet or in Schedule 2.1.8 hereto, free and clear of any Encumbrance, except (i) Encumbrances reflected in the Unaudited Balance Sheet or in Schedule 2.1.8 hereto, (ii) liens for current taxes not yet due and payable, and (iii) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which Cobra leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by Cobra and in respect to which Cobra has not taken adequate steps to prevent a default from occurring. The buildings and premises of Cobra that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All rigs, rig equipment, machinery, transportation equipment, tools and other major items of equipment of Cobra are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations. All such assets conform in all material respects to all applicable laws governing their use. No notice of any violation of any law, statute, ordinance, or regulation relating to any such assets has been (or are being) received by Cobra or any of the Shareholders, except such as have been fully complied with. 2.1.14. Contracts. All contracts, leases, plans or other arrangements to which Cobra is a party, by which it is bound or to which Cobra or the assets of Cobra are subject are in full force and effect, and constitute valid and binding obligations of Cobra. Cobra is not, and to the knowledge of either of the Shareholders, no other party to any such contract, lease, plan or other arrangement, is in default thereunder, and no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a material default thereunder. No contract has been entered into on terms which could reasonably be expected to have a materially adverse effect on Cobra. Neither of the Shareholders has received any information which would cause such Shareholder to conclude that any customer of Cobra will (or is likely to) cease doing business with Cobra (or any successors thereto) as a result of the consummation of the transactions contemplated hereby. 2.1.15. Licenses and Permits. Cobra possess all permits, authorizations, certificates, approvals, registrations, variances, waivers, exemptions, rights-of-way, franchises, ordinances, licenses and other rights of every kind and character (collectively, the APermits@) necessary under law or otherwise for it to conduct its business as now being conducted and to construct, own, operate, maintain and use its assets in the manner in which they are now being constructed, operated, maintained and used. Each of such Permits and the rights of Cobra with respect thereto is (and will be following the consummation of the transactions contemplated hereby) valid and subsisting, in full force and effect, and enforceable by Cobra subject to administrative powers of regulatory agencies having jurisdiction. Cobra is in compliance in all material respects with the terms of such Permits. None of such Permits have been, or to the knowledge  of  the  Shareholders,  are  threatened  to  be,  revoked,  canceled, suspended or modified. 2.1.16. Litigation. Except as set forth on Schedule 2.1.16, there is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which Cobra is a party or, to the knowledge of the Shareholders, might become a party or which particularly affect Cobra, nor is any change in the zoning or building ordinances directly affecting the real property or leasehold interests of Cobra, pending or, to the knowledge of the Shareholders, threatened. 2.1.17. Environmental Compliance.

2.1.17.1  Environmental  Conditions.
Except as set  forth in  Schedule  2.1.17  hereof,  there  are no  environmental conditions or circumstances, including, without limitation, the presence or release of any hazardous substance, on any property presently or previously owned by Cobra, or on any property to which hazardous substances or waste generated by the operations of Cobra or by the use of the assets of Cobra were disposed of, which would result in a material adverse change in the business or business prospects of Cobra. The term Ahazardous substance@ means (i) asbestos, polychlorinated biphenyls, urea formaldehyde, lead based paint, radon gas, petroleum, oil, solid waste, pollutants and contaminants, and (ii) any chemicals, materials, wastes or substances that are defined, regulated, determined or identified as toxic or hazardous in any Applicable Environmental Laws, including, but not limited to, substances defined as Ahazardous substances,@ Ahazardous materials,@ or Ahazardous waste@ in CERCLA, RCRA, HMTA, or comparable state and local statutes or in the regulations adopted and promulgated pursuant to said statutes; 2.1.17.2 Permits, etc. Cobra has in full force and effect all environmental permits, licenses, approvals and other authorizations required to conduct its operations, other than those that are not material to its business or operations, and is operating in substantial compliance thereunder; 2.1.17.3 Compliance. Neither the operations of Cobra nor the use of the assets of Cobra violate in any respect any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, or
(c)  the  regulation  of any  pollutants,  contaminants,  waste,  or  substances
(whether or not hazardous or toxic), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. '9601 et seq.) (ACERCLA@), the Hazardous Materials Transportation Act (49 U.S.C. '1801 et seq.) (AHMTA@), the Resource Conservation and Recovery Act (42 U.S.C. '6901 et seq.) (ARCRA@), the Clean Water Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. '7401 et seq.), the Toxic Substances Control Act (17 U.S.C. '2601 et seq.), the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. '136 et seq.), the Safe Drinking Water Act (42 U.S.C. '201 and '300f et seq.), the Rivers and Harbors Act (33 U.S.C. '401 et seq.), the Oil Pollution Act (33 U.S.C. '2701 et seq.) and analogous federal, interstate, state and local requirements, as any of the foregoing may have been amended or supplemented from time to time (collectively the AApplicable Environmental Laws@), other than violations that in the aggregate are not material to the business or operations of Cobra; 2.1.17.4 Past Compliance. None of the operations or assets of Cobra has ever been conducted or used in such a manner as to constitute a violation of any of the Applicable Environmental Laws, other than violations that in the aggregate are not material to the business or operations of Cobra; 2.1.17.5 Environmental Claims. No notice has been served on Cobra or either of the Shareholders from any entity, governmental agency or individual regarding any existing, pending or threatened investigation, inquiry, enforcement action or litigation related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations, response costs or contribution under any Applicable Environmental Laws; 2.1.17.6 Renewals. Neither of the Shareholders knows of any reason Cobra or their successors would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any of the Applicable Environmental Laws to operate and use any of assets of Cobra for their current purposes and uses; and 2.1.17.7 Asbestos and PCBs. No material amounts of friable asbestos currently exist on any property owned or operated by Cobra, nor do polychlorinated biphenyls exist in concentrations of 50 parts per million or more in electrical equipment owned or being used by Cobra in the operations or on the properties of Cobra. 2.1.18. Compliance with Other Laws. Cobra is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, the Occupational Safety and Health Act (29 U.S.C. "651 et seq.) as amended, or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality, other than violations that in the aggregate are not material to the business or operations of Cobra. 2.1.19. No ERISA Plans or Labor Issues; No Penalty for Termination of Employee Compensation Plans. Cobra does not currently sponsor, maintain or contribute to, and Cobra has not at any time sponsored, maintained or contributed to any employee benefit plan which is or was subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended (AERISA@). Cobra has not engaged in any unfair labor practices which could reasonably be expected to result in a material adverse effect on the operations or assets of Cobra. Except as described in Schedule 2.1.16 hereto, Cobra has no dispute with any of the existing or former employees of Cobra. There are no labor disputes or, to the knowledge of either of the Shareholders, any disputes threatened by current or former employees of Cobra. There will not be any penalty for the termination of any employee compensation plan listed on Schedule
2.1.8 for items in Section 2.1.8.7. 2.1.20. Investigations; Litigation. No investigation or review by any governmental entity with respect to Cobra or any of the transactions contemplated by this Agreement is pending or, to the knowledge of either of the Shareholders, threatened, nor has any governmental entity indicated to Cobra an intention to conduct the same, and there is no action, suit or proceeding pending or, to the knowledge of either of the Shareholders, threatened against or affecting Cobra at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, that either individually or in the aggregate, does or is likely to result in a material adverse change in the financial condition, properties or business of Cobra. 2.1.21. Absence of Certain Business Practices. Neither Cobra, nor any officer of Cobra, nor, to the knowledge of either of the Shareholders, any employee or agent of Cobra or any other person acting on behalf of Cobra, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the business of Cobra (or to assist Cobra in connection with any actual or proposed transaction) which (i) might subject Cobra to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a materially adverse effect on the assets, business or operations of Cobra, or (iii) if not continued in the future, might materially and adversely affect the assets, business operations or prospects of Cobra or which might result in liability to Cobra in a private or governmental litigation or proceeding. 2.1.22. Consents and Approvals. No consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other person or entity other than the Shareholders, is required to be made or obtained by Cobra in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. 2.1.23. Finder=s Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Shareholders and their counsel directly with Key and its counsel, without the intervention of any other person as the result of any act of the Shareholders in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder=s fee or any similar payments. 2.2. Investment Representations. Each of the Shareholders acknowledges, represents and agrees that:

2.2.1. Shareholders Investment Suitability and Related Matters. (i) Key has made available to the Shareholders the information and documents described in
Section 3.4. hereof, (ii) such Shareholder understands the risks associated with ownership of Key Common Stock, and (iii) such Shareholder is capable of bearing the financial risks associated with such ownership;

2.2.2. Key Shares Not Registered. The Key Shares have not been registered under the Securities Act of 1933, as amended (the A Securities Act@), or registered or qualified under any applicable state securities laws;

2.2.3.  Reliance on Representations.
The Key Shares are being issued to such Shareholder in reliance upon exemptions from such registration or qualification requirements, and the availability of such exemptions depends in part upon such Shareholder=s bona fide investment intent with respect to the Key Shares;

2.2.4.   Investment  Intent.
Such Shareholder's acquisition of the Key Shares is solely for his or her own account for investment, and such Shareholder is not acquiring the Key Shares for the account of any other person or with a view toward resale, assignment, fractionalization, or distribution thereof;

2.2.5.  Permitted  Resale.
Such Shareholder shall not offer for sale, sell, transfer, pledge, hypothecate or otherwise dispose of any of the Key Shares except in accordance with the registration requirements of the Securities Act and applicable state securities laws or upon delivery to Key of an opinion of legal counsel reasonably satisfactory to Key that an exemption from registration is available;

2.2.6.   Investor  Sophistication.
Such Shareholder has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Key Shares, and to make an informed investment decision with respect thereto;

2.2.7.  Availability of  Information.
Such Shareholder has had the opportunity to ask questions of, and receive answers from Key=s officers and directors concerning such Shareholder=s acquisition of the Key Shares and to obtain such other information concerning Key and the Key Shares, to the extent Key=s officers and directors possessed the same or could acquire it without unreasonable effort or expense, as such Shareholder deemed necessary in connection with making an informed investment decision; and

2.2.8.   Restrictive  Legends.
In addition to any other legends required by law or the other agreements entered into in connection herewith, each certificate evidencing the Key Shares will bear a conspicuous restrictive legend substantially as follows: THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (AACT@), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND THEY CANNOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH OTHER STATE LAWS OR UPON DELIVERY TO THIS CORPORATION OF AN OPINION OF LEGAL COUNSEL
SATISFACTORY  TO  THE  CORPORATION  THAT  AN  EXEMPTION  FROM   REGISTRATION  IS
AVAILABLE.

                                    ARTICLE 3
                      Representations and Warranties of Key

         Key represents and warrants to each of the Shareholders as follows:

3.1.  Organization  and Standing.
Key is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on its financial condition, properties or business.

3.2. Agreement Authorized and its Effect on Other Obligations. The consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Key, and this Agreement is a valid and binding obligation of Key enforceable (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement by Key will not conflict with or result in a violation or breach of any term or provision of, or constitute a default under
(i) the Articles of Incorporation or Bylaws of Key or (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Key or any of its property is bound.

3.3.  Capitalization.
The capitalization of Key consists of 25,000,000 shares of Key Common Stock, of which as of the date hereof, 11,398,050 shares are issued and outstanding, 913,334 shares are reserved for issuance pursuant to stock options, 825,000 shares are reserved for issuance pursuant to outstanding warrants and 5,333,333 shares are reserved for issuance upon conversion of Key=s 7% Convertible Subordinated Debentures (the AConvertible Debentures@). Pursuant to Key=s Certificate of Incorporation, Key=s board of directors has the authority, without further shareholder action, to redesignate all of the authorized and unissued shares of Key Common Stock into one or more series of preferred stock. As of the date hereof, no shares have been so designated or issued. Except as set forth in this Section 3.3., there are outstanding as of the date hereof (i) no securities of Key or any other person convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of Key, and
(ii) no subscriptions, options, warrants, calls, rights obligating Key to issue, deliver, sell, purchase, redeem or acquire shares of capital stock or other voting securities of Key. All of the outstanding Key Common Stock is, and, when issued, the Key Shares will be, validly issued, fully paid and nonassessable and not subject to any preemptive right. As of the date hereof there is no, and at the Closing Date there will not be any, stockholder agreement, voting trust, or other agreement or understanding to which Key is a party or by which it is bound relating to the voting of any shares of capital stock of Key.

3.4.   Reports  and  Financial  Statements.
Key has previously furnished to the Shareholders true and complete copies of (i) Key=s annual report filed with the Securities and Exchange Commission (the ACommission@) pursuant to the Securities and Exchange Act of 1934, as amended (the AExchange Act@), for Key=s fiscal year ended June 30, 1996; (ii) Key=s quarterly and other reports filed with the Commission since June 30, 1996; (iii) all definitive proxy solicitation materials filed with the Commission since June 30, 1996; (iv) any registration statements (other than those relating to employee benefit plans) declared effective by the Commission since June 30, 1996; and (v) Key=s Private Offering Memorandum dated June 28, 1996, relating to the Convertible Debentures. All of the foregoing items are listed on Schedule
3.4 hereto (collectively, the AKey SEC Documents@). The consolidated financial statements of Key and its consolidated subsidiaries included in Key=s most recent report on Form 10-K and most recent report on Form 10-Q were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present the consolidated financial position of Key and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended; and the Key SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were, made not misleading. Since June 30, 1994, Key has filed with the Commission all material reports, registration statements and other material filings required to be filed with the Commission under the rules and regulations of the Commission.

3.5. Absence of Certain Changes and Events in Key.
 Since September 30, 1996, there has not been:

3.5.1.  Financial  Change.
Any material adverse change in the financial condition, backlog, operations, assets, liabilities or business of Key; or

3.5.2.  Other  Material  Changes.
Any other event or condition known to Key particularly pertaining to and adversely affecting the operations, assets or business of Key, other than events or conditions which are of a general or industry-wide nature and of general public knowledge, or which have been disclosed in writing to the Shareholders.

3.6.  Key=s  Compliance  with Other Laws.
Key is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to the Occupational Safety and Health Act (29 U.S.C. ' 651 et seq., as amended), or any applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which would have a material adverse affect upon its financial condition, properties or business.

3.7.  Consents and Approvals.
No consent, approval or authorization of, or filing of a registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by Key in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than what is required by the American Stock Exchange for the listing of the Key Shares issuable hereunder.

3.8.  Investigations;  Litigation.
No investigation or review by any governmental entity with respect to Key in connection with any of the transactions contemplated by this Agreement is pending or, to the best of Key=s knowledge, threatened, nor has any governmental entity indicated to Key an intention to conduct the same. There is no action, suit or proceeding pending or, to the best of Key=s knowledge, threatened against or affecting Key by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which either individually or in the aggregate, does or is likely to result in any material adverse change in the financial condition, properties or businesses of Key.

3.9.  Finder=s Fee.
All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Key and its counsel directly with Cobra and the Shareholders and their counsel, without the intervention by any other person as the result of any act of Key in such a manner as to give rise to any valid claim against any of the parties hereto for any brokerage commission, finder=s fee or any similar payments.

3.10.  Key=s Access to Cobra=s  Assets and Records.
Key acknowledges that it is actively engaged in the same business as is Cobra, that it has been afforded an opportunity to examine the assets and records of Cobra, discuss Cobra=s business and operations with the Shareholders, and investigate the condition of the assets of Cobra, and that Key is entering into this Agreement on the basis of such investigation and the representations and warranties of the Shareholders.

                                    ARTICLE 4
                        Obligations Pending Closing Date

4.1.  Agreements  of Key and  the  Shareholders.
Except as expressly contemplated elsewhere in this Agreement, Key and the Shareholders agree that from the date hereof until the Closing Date, Key will, and the Shareholders will cause Cobra to (and unless otherwise indicated by the context, since September 30, 1996, it has):

4.1.1.  Maintenance of Present  Business.
Operate its business only in the usual, regular, and ordinary manner so as to maintain the goodwill it now enjoys and, to the extent consistent with such operation, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, jobbers, distributors, and others having business dealings with it;

4.1.2.  Maintenance  of  Properties.
At its expense, maintain all of its property and assets in customary repair, order, and condition, reasonable wear and tear excepted;

4.1.3.  Maintenance  of Books and  Records.
Maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

4.1.4.  Compliance with  Law.
Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

4.1.5.   Inspection.
Permit the other party hereto and their authorized representatives, during normal business hours, to inspect its records and to consult with its officers, employees, attorneys, and agents for the purpose of determining the accuracy of the representations and warranties herein made and the compliance with covenants contained in this Agreement. Each of the Shareholders and Key agrees that they will and will cause their representatives to hold all data and information obtained with respect to the other party, in confidence and further agrees that they will not use such data or information or disclose the same to others, except to the extent such data or information either are, or become, published or a matter of public knowledge through the fault of its own; and

4.1.6.  Notice of Material  Developments.
Promptly notify the other party in writing of any Amaterial adverse change@ in, or any changes which, in the aggregate, could result in a Amaterial adverse change@ in, the consolidated financial condition, business or affairs of such party, whether or not occurring in the ordinary course of business. As used in this Agreement, the term Amaterial adverse change@ means any change, event, circumstance or condition (collectively, a AChange@) which when considered with all other Changes would reasonably be expected to result in a "loss" having the effect of so fundamentally adversely affecting the business or financial prospects of Key or Cobra, as the case may be, that the benefits reasonably expected to be obtained by Key or Cobra, as the case may be, as a result of the consummation of the transactions contemplated by this Agreement would be jeopardized with relative certainty. The term "loss" shall mean any and all direct or indirect payments, obligations, assessments, losses, loss of income, liabilities, fines, penalties, costs and expenses paid or incurred or more likely than not to be paid or incurred, or diminutions in value of any kind or character (whether known or unknown, conditional or unconditional, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise) that are more likely than not to occur, including without limitation penalties, interest on any amount payable to a third party as a result of the foregoing and any legal or other expenses reasonably incurred or more likely than not to be incurred in connection with investigating or defending any demands, claims, actions or causes of action that, if adversely determined, would likely result in losses, and all amounts paid in settlement of claims or actions; provided, that losses shall be net of any recoveries by Cobra from third parties and any insurance proceeds Cobra is entitled to receive from a nonaffiliated insurance company on account of such losses (after taking into account any costs incurred in obtaining such proceeds and any increase in insurance premiums as a result of a claim with respect to such proceeds); and provided further, that a reduction of the trading price of the Key Common Stock on the American Stock Exchange shall not, in and of itself, constitute a material adverse change.

4.2.  Additional  Agreements  of the  Shareholders.
Except as expressly contemplated elsewhere in this Agreement, each of the Shareholders agree that since the Balance Sheet Date, Cobra has not, and from the date hereof until the Closing Date, they will not cause or permit Cobra to:

4.2.1.  Prohibition  of Certain  Employment  Contracts.
Enter into any contracts of employment which cannot be terminated on notice of 30 days or less or which provide for any severance payments or benefits covering a period beyond the earlier of the termination date or notice thereof;

4.2.2.  Prohibition of Certain  Loans
Incur any borrowings which would exceed $50,000, in the aggregate, for any purpose except (i) the refunding of indebtedness now outstanding, (ii) the prepayment by customers of amounts due or to become due for services rendered or to be rendered in the future, or (iii) as is otherwise approved in writing by Key;

4.2.3.  Prohibition  of  Certain  Commitments.
Enter into commitments of a capital expenditure nature or incur any contingent liabilities which would exceed $10,000 in the aggregate except (i) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business, or (ii) as is otherwise approved in writing by Key;

4.2.4.  Disposal  of  Assets.
Sell, dispose of, or encumber, any property or assets, except (i) in the usual and ordinary course of business, (ii) property or assets which individually have a value of less than $1,000; or (iii) as may be approved in writing by Key;

4.2.5.  Maintenance  of  Insurance.
Discontinue its current level of insurance; provided, that if during the period from the date hereof to and including the Closing Date any of its property or assets are damaged or destroyed by fire or other casualty, the obligations of Key and the Shareholders under this Agreement shall not be affected thereby, and upon the Closing Date all proceeds of insurance and claims of every kind arising as a result of any such damage or destruction shall remain the property of Cobra; 4.2.6. Acquisition Proposals. Directly or indirectly (i) solicit, initiate or encourage any inquiry or Acquisition Proposal from any person or
(ii) participate in any discussions or negotiations regarding, or furnish to any person other than Key or its representatives any information with respect to, or otherwise facilitate or encourage any Acquisition Proposal by any other person. As used herein AAcquisition Proposal@ means any proposal for a merger, consolidation or other business combination involving Cobra or for the acquisition or purchase of any equity interest in, or a material portion of the assets of, Cobra, other than the transactions with Key and the Shareholders contemplated by this Agreement. Cobra shall promptly communicate to Key the terms of any such written Acquisition Proposals which it may receive or any written inquiries made to it or any of its directors, officers, representatives or agents;

4.2.7.   No  Amendment  to  Articles  of Incorporation.
Amend its Articles of Incorporation or merge or consolidate with or into any other corporation or change in any manner the rights of its common stock or the character of its business;

4.2.8.  No Issuance,  Sale,  or Purchase of  Securities.
Issue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of Cobra Common Stock, or subdivide or in any way reclassify any shares of Cobra Common Stock, or acquire, or agree to acquire, any shares of Cobra Common Stock; and

4.2.9.  Prohibition  on  Dividends.
Declare or pay any dividend on shares of Cobra Common Stock or make any other distribution of assets to the holders thereof.

4.3.  Agreements of Key.
Key agrees it will:

4.3.1.   No  Amendment  to  Articles  of Incorporation.
Not amend its Articles of Incorporation or merge or with into any other corporation or change in any manner the rights of the Key Shares; and

4.3.2.  Notice  of  Material  Developments.
Promptly furnish to the Shareholders copies of all Key=s communications to Key=s stockholders and all reports filed by it with the Commission and the American Stock Exchange, and relating to periodic or other material developments concerning Key=s financial condition, business, or affairs.

                                    ARTICLE 5
                      Conditions Precedent to Obligations

5.1.  Conditions  Precedent to Obligations of Shareholders.
The obligations of Shareholders to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Shareholders before the Closing Date:

5.1.1. Representations and Warranties of Key True at Closing Date. The representations and warranties of Key herein contained shall be, in all material respects, true as of and at the Closing Date with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement; Key shall have performed and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by Key before the Closing Date; and Key shall have delivered to the Shareholders a certificate, dated the Closing Date and signed by its vice president and its secretary, to such effect.

5.1.2. No Material  Litigation.
No suit, action, or other proceeding shall be pending, or to Key's knowledge, threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or provide other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which might result in a material adverse change in the value of the consolidated assets and business of Key.

5.1.3.  Opinion of Key  Counsel.
The Shareholders shall have received a favorable opinion, dated as of the Closing Date, from Porter & Hedges, L.L.P., counsel for Key, in form and substance satisfactory to the Shareholders, to the effect that (i) Key has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland; (ii) all corporate proceedings required to be taken by or on the part of Key to authorize the execution of this Agreement and the implementation of the transactions contemplated hereby have been taken; (iii) the shares of Key Common Stock which are to be delivered in accordance with this Agreement will, when issued, be validly issued, fully paid and nonassessable outstanding securities of Key; (iv) this Agreement has been duly executed and delivered by, and is the legal, valid and binding obligation of Key and is enforceable against Key in accordance with its terms, except as enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally. No opinion need be expressed as to the enforceability of any indemnification provisions of this Agreement. In rendering such opinion, such counsel may rely upon (i) certificates of public officials and of officers of Key as to matters of fact and (ii) the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to the Shareholders, as to matters other than federal or Texas law.

5.1.4. Consent of Certain Parties in Privity With Key. The holders of any material indebtedness of Key, the lessors of any material property leased by Key, and the other parties to any other material agreements to which Key are a party shall, when and to the extent necessary in the reasonable opinion of the Shareholders, have consented to the transactions contemplated hereby.

5.1.5.  Employment  Agreements.
Yale E. Key (a subsidiary of Key) shall have executed and entered into with the Shareholders employment agreements described in Section 7.2 hereof.

5.1.6.  Real Estate  Agreements.

5.2.  Conditions  Precedent  to  Obligations  of  Key.
The obligation of Key to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Key before the Closing Date.

5.2.1. Representations and Warranties of Shareholders True at Closing Date. The representations and warranties of the Shareholders herein contained shall be, in all material respects, true as of and at the Closing Date with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement; Cobra and the Shareholders shall have performed and complied in all material respects, with all covenants required by this Agreement to be performed or complied with by them before the Closing Date; and Cobra and the Shareholders each shall have delivered to Key a certificate, dated the Closing Date and signed by each of the Shareholders and by Cobra=s president, chief financial or accounting officer, and secretary, as the case may be, to such effects.

5.2.2. No Material  Litigation.
No suit, action, or other proceeding shall be pending, or to the Shareholders= knowledge, threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which might result in a material adverse change in the value of the assets and business of Cobra.

5.2.3.  Opinion of  Counsel.
Key shall have received a favorable opinion, dated the Closing Date, from Lynch, Chappell & Alsup, a Professional Corporation, counsel to the Shareholders, in form and substance satisfactory to Key, to the effect that (i) Cobra has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of New Mexico; (ii) all outstanding shares of the Cobra Common Stock have been validly issued and are fully paid and nonassessable; and (iii) this Agreement has been duly executed and delivered by, and is the legal, valid and binding obligation of the Shareholders and is enforceable against the Shareholders in accordance with its terms, except as the enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally. No opinion need be expressed as to the enforceability of any indemnification provisions of this Agreement. In rendering such opinion, such counsel may rely upon (i) certificates of public officials and of officers of Cobra or the Shareholders as to matters of fact and (ii) on the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to Key, as to matters other than federal or Texas law.

5.2.4. Consent of Certain Parties in Privity with Cobra or the Shareholders. The holders of any material indebtedness of Cobra or the Shareholders, the lessors of any material property leased by Cobra or the Shareholders, and the other parties to any other material agreements to which Cobra or the Shareholders are a party shall, when and to the extent necessary in the reasonable opinion of Key, have consented to the transaction contemplated hereby.

5.2.5.   Employment   Agreements.
The Shareholders shall have executed and entered into with Yale E. Key (a subsidiary of Key) their respective employment Agreements described in Section
7.2 hereof.

5.2.6.   Real   Estate   Agreements.
The Shareholders, or corporations owned by the Shareholders, shall have conveyed to Cobra the real estate described on Schedule 5.1.6 under terms acceptable to Key.

5.2.7.  Completion  of  Due  Diligence.
Key shall have completed and have been satisfied with the results of its due diligence review of Cobra and its operations.

5.2.8.   Environmental   Restoration.
Notwithstanding the representations and warranties contained in Section 2.1.17 hereof, and notwithstanding the provisions of Section 8.1 which limit the Shareholders= indemnification obligations to liabilities in excess of $150,000, the Shareholders agree that if Key in good faith within 60 days of the Closing Date determines that restoration activities are required to eliminate any material environmental problem resulting in any violation of any Applicable Environmental Laws that may exist as a result of the underground storage tank that once existed at the property known as the Jal Yard and further described on
Schedule 2.1.17.1 hereof, then Cobra will conduct such restoration activities for the account of the Shareholders who will reimburse Cobra for such restoration costs within 30 days of receipt of the invoice relating thereto. As used herein, Arestoration costs@ shall include, but not be limited to, the cost of all investigations performed to determine that restoration activities must be performed.

                                    ARTICLE 6
                          Termination and Abandonment

6.1.  Termination.
Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the purchase and sale contemplated hereby abandoned at any time before the Closing Date:

6.1.1.  By Mutual Consent.
 By mutual consent of Key and the Shareholders.

6.1.2.  By Key Because of Failure to Perform  Agreements  or  Conditions
        Precedent
By Key, if the Shareholders have failed to perform any material agreement set forth in Sections 4.1 or 4.2, or if any material condition set forth in Section
5.2 hereof has not been met, and such condition has not been waived.

6.1.3.  By the  Shareholders  Because  of Key=s  Failure  to  Perform
        Agreements  or  ConditionsPrecedent
By the Shareholders, if Key has failed to perform any material agreement set forth in Sections 4.1 or 4.3 hereof, or if any material condition set forth in
Section 5.1 hereof has not been met, and such condition has not been waived.

6.1.4. By Key or by the Shareholders Because of Legal Proceedings. By either Key or the Shareholders if any suit, action, or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit, or otherwise affect the consummation of the transactions contemplated hereby.

6.1.5. By Key Because of a Material  Adverse  Change.
By Key if there has been a material adverse change in the financial condition or business of Cobra since the Balance Sheet Date.

6.1.6.  By the  Shareholders  Because  of a Material  Adverse  Change.
By the Shareholders if there has been a material adverse change in the financial condition or business of Key since September 30, 1996.

6.1.7. By Key or by the Shareholders if No Closing by January 15, 1997. By either Key or the Shareholders, if the Closing of the purchase and sale contemplated hereby shall not have been consummated on or before January 15, 1997 through no fault of any party hereto; provided, however, that this Agreement may not be terminated by any party hereto if the transactions contemplated hereby have not occurred due to the breach of any provision of this Agreement by the party desiring to terminate this Agreement.

6.2.  Effect of  Termination.
In the event of the termination and abandonment of this Agreement pursuant to and in accordance with the provisions of Section 6.1 hereof, this Agreement shall become void and have no effect, without any liability on the part of any party hereto (or its stockholders or controlling persons or directors or officers), except as otherwise provided in this Agreement; provided, however, that a termination of this Agreement shall not relieve any party hereto from any liability for damages incurred as a result of a breach by such party of its representations, warranties, covenants, agreements, or other obligations hereunder, occurring before such termination.

6.3. Waiver of  Conditions.
Subject to the requirements of any applicable law, any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof.

6.4.  Expense  on  Termination.
If the transactions contemplated hereby are abandoned pursuant to and in accordance with the provisions of Section 6.1 hereof, all expenses will be paid by the party incurring them.
                                    ARTICLE 7
                              Additional Agreements

7.1.  Forgiveness  of  Notes.
At or before Closing, the Shareholders agree to forgive or convert to capital of Cobra all principal and any accrued but unpaid interest on those certain unsecured promissory notes made by Cobra and reflected on the Unaudited Balance Sheet and held by Michael McDermett and Georgia McDermett, which promissory notes are in the original principal amount of $1,000,000 and are further described on Schedule 7.1 hereof.

7.2.  Employment  Agreements.
At the Closing, the Shareholders each agree to execute and enter into employment agreements with Yale E. Key, Inc., a subsidiary of Key, pursuant to which each of the Shareholders agree to work full time at Cobra for one year past the Closing Date. Such employment agreements shall each include noncompetition agreements satisfactory to Key pursuant to which each of the Shareholders agree not to compete with Yale E. Key (or any of its affiliates) for five years from the Closing Date in the geographic area covering Texas and New Mexico.

7.3.  Registration Rights.

7.3.1.  Agreement to Register  Resales
Key agrees that no later than April 3, 1997, it will file with the Commission on Form S-3, or if Form S-3 is not available to Key, on such other form as is available to Key for registration of its securities under the Securities Act, a shelf registration statement pursuant to Rule 415 of the Securities Act (the AShelf Registration Statement@) covering the offer and resale by the Shareholders of all the Key Shares and will use its best efforts to cause the Shelf Registration Statement to be declared effective by July 3, 1997 by the Commission.

7.3.2. Effectiveness of Shelf Registration Statement Key agrees to maintain the Shelf Registration Statement in effect for the maximum period allowable under the regulations promulgated by the Commission; provided that if such maximum period is less than three years from the Closing Date and if as of the end of such maximum period not all of the Key Shares registered under the Shelf Registration Statement have been sold, then within 10 days after the end of such maximum period Key shall file either a post-effective amendment to the existing Shelf Registration Statement or a new Shelf Registration Statement covering the offer and resale by the Shareholders of all Key Shares not previously sold, and Key will use its best efforts to cause the same to be declared effective promptly by the Commission and will maintain such Shelf Registration Statement in effect until the third anniversary of the Closing Date. In addition, Key shall amend the Shelf Registration Statement and supplement the prospectus included therein as and when required by Form S-3 or the applicable form, or by the Securities Act.

7.3.3.  Blue Sky  Qualification.
In any offering pursuant to this Section, Key will use its best efforts to effect any such registration and use its best efforts to effect such qualification and compliance as may be required and as would permit or facilitate the resale of such Key Shares, including, without limitation, registration under the Securities Act, appropriate qualifications under applicable blue-sky or other state securities laws and, appropriate compliance with any other governmental requirements.

7.3.4.  Registration  Expenses.
All expenses (except for any legal fees for the Shareholders= counsel) relating to the registration of the Key Shares pursuant to this Agreement (including, but not limited to, the expenses of any qualifications under the blue-sky or other state securities laws and compliance with governmental requirements of preparing and filing any post-effective amendments or prospectus supplements required for the lawful distribution of the Key Shares to the public in connection with such registration) will be paid by Key.

7.3.5.  Preparation;   Reasonable  Investigation.
Key will give the Shareholders the opportunity to participate in the preparation of the Shelf Registration Statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give the Shareholders such access to its books and records and such opportunities to discuss the business of Key with its officers and the independent public accountants who have certified its financial statements as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

7.3.6.  Rights  Non-Transferable.
The registration rights provided by this Section 7.3 are for the sole benefit of the Shareholders, are personal in nature, and shall not be available to any subsequent holder of the Key Shares.

7.3.7. Undertaking to File Reports and Cooperate in Rule 144 and Rule 145 Transactions.
For as long as the Shareholders are subject to Rule 144 or Rule 145 of the Securities Act with respect to the Key Shares, Key will use reasonable commercial efforts to timely file all annual, quarterly and other reports required to be filed by it under Section 13 or 15(d) of the Exchange Act and the rules and regulations of the Commission thereunder, as amended from time to time. If the Shareholders propose to sell any Key Shares pursuant to Rule 144 and 145, Key shall cooperate with the Shareholders so as to enable such sales to be made in accordance with applicable laws, rules and regulations, the requirements of Key's transfer agent, and the reasonable requirements of the broker through which the sales are proposed to be executed. Without limiting the generality of the foregoing, Key shall, upon request, furnish with respect to each such sale (i) a written statement certifying that Key has complied with the public information requirements of Rule 144 and 145 and (ii) an opinion of Key's counsel regarding such matters as Key's transfer agent or such stockholder's broker may reasonably desire to confirm.

7.4.  Further  Assurances.
From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effectuate the transactions contemplated hereby.

7.5. Cobra Employees`.
The Shareholders will use their reasonable best efforts to make all of Cobra=s employees remain in the employment of Cobra as of the Closing Date. On the Closing Date, Yale E. Key, Inc. (a subsidiary of Key) will continue the employment of the Cobra employees. All such employees hired by Yale E. Key shall be entitled to participate in Yale E. Key=s employee benefit plans, including Yale E. Key=s medical plan, and shall receive full credit thereunder for all purposes for their years of service at Cobra. With respect to any preexisting condition, limitations or similar provisions contained in Yale E. Key=s medical plan, service with Cobra shall be treated as service with Yale E. Key, and for the purpose of determining deductibles, copayments and out-of-pocket maximums under Yale E. Key=s plans for 1997, such former Cobra employees shall be given credit under Yale E. Key=s medical plan for any back deductibles, copayments and out-of-pocket maximums made by a former Cobra employee or his or her dependents with respect to coverage under the medical plan sponsored by Cobra during 1997. Notwithstanding the foregoing, only those Cobra employees who are covered by Cobra=s medical plan as of the Closing Date shall be entitled to participate in Yale E. Key=s medical plan after the Closing Date; provided, however, that Yale
E. Key, may, in its discretion, with any or all of Cobra employees who are not covered by Cobra=s medical plan allow them to participate in Yale E. Key=s medical plan, subject to the terms and conditions thereof.

7.6.  Noncompetition.
Each of the Shareholders agrees that for a period of five years from the Closing Date, such Shareholder will not, directly or indirectly, acting alone or as a member of a partnership or as an officer, director, employee, consultant, representative, holder of, or investor in as much as 3% of any security of any class of any corporation or other business entity (i) engage in competition with the business or businesses conducted by Cobra, Key or any affiliate of Key as of the Closing Date, or in any service business the services of which are provided and marketed by Cobra, Key or any affiliate of Key as of the Closing Date, in New Mexico or Texas; (ii) request any present customers or suppliers of Cobra to curtail or cancel their business with Cobra, Key or any affiliate of Key; (iii) disclose to any person, firm or corporation any trade, technical or technological secrets of Cobra, Key or any affiliate of Key or any details of their organization or business affairs or (iv) induce or actively attempt to influence any employee of Cobra, Key or any affiliate of Key to terminate his employment. Each of the Shareholders agrees that if either the length of time or geographical area set forth in this Section 7.6 is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances. The obligations expressed in this Section
7.6 are in addition to any other obligations that the Shareholders may have under the laws of the State of New Mexico requiring an employee of a business or a shareholder who sells his stock in a corporation (including a disposition in a merger) to limit his activities so that the goodwill and business relations of his employer and of the corporation whose stock he has sold (and any successor corporation) will not be materially impaired. Each of the Shareholders further agrees and acknowledges that Cobra, Key and its affiliates do not have any adequate remedy at law for the breach of threatened breach by such Shareholder of this covenant, and agree that Cobra, Key or any affiliate of Key may, in addition to the other remedies which may be available to it hereunder, file a suit in equity to enjoin such Shareholder from such breach or threatened breach. If any provisions of this Section 7.6 are held to be invalid or against public policy the remaining provisions shall not be affected thereby. Each of the Shareholders acknowledges that the covenants set forth in this Section 7.6 are being executed and delivered by such Shareholder in consideration of the covenants of Key contained in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged.

7.7. Stock Certificate  Issuance.
Key shall file an additional listing application with the American Stock Exchange requesting the listing of the Key Shares. On the date Key receives notice of approval of such request, Key shall send written instructions to its transfer agent and registrar to issue, countersign and register one or more certificates representing the Key Shares in the names of the Shareholders in accordance with written instructions signed by each of the Shareholders and deliver such certificate(s) to the Shareholders at the address specified in
Section 9.5 hereof.

7.8.  Releases.
Following the Closing, Key agrees to repay in full the loan which Cobra has with the Small Business Administration and is listed on Schedule 2.1.8.13 hereof. With regard to any other indebtedness of Cobra which the Shareholders have personally guaranteed, after the Closing, Key and Cobra shall use their reasonable efforts to secure the release of any personal guaranties the Shareholders have made with respect to Cobra=s indebtedness; provided, however, neither Key nor Cobra shall have any obligation to prepay any such indebtedness in order to secure such releases.

                                    ARTICLE 8
                                 Indemnification

8.1.  Indemnification  by the  Shareholders.
In addition to an other remedies available to Key under this Agreement, or at law or in equity, each of the Shareholders shall jointly and severally indemnify, defend and hold harmless Key, and its officers, directors, employees, agents, and stockholders, against and with respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable attorneys= fees and expenses in excess of $150,000 in the aggregate (collectively, the ADamages@) that such indemnitees shall incur or suffer, which arise, result from or relate to any breach of, or failure by, the Shareholders to perform, their respective representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Key by the Shareholders under this
Agreement; provided however, that the Shareholders= aggregate obligations to indemnify Key and the other parties identified above shall never exceed the aggregate sum of $7,100,000; further provided, however, that the Shareholders shall not be required to so indemnity, defend and hold harmless Key and its officers, directors, employees, agents and stockholders, against and with respect to any Damages incurred as a result of a breach by any of the Shareholders of their respective representations and warranties in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Key by any of the Shareholders under this Agreement for which Key fails to provide written notice of a claim for such Damages to the Shareholders on or before the expiration of the survival period (as specified in Section 9.2 hereof) of the specific representation or warranty alleged to have been breached.

8.2.  Indemnification  by Key.
In addition to any other remedies available to the Shareholders under this Agreement, or at law or in equity, Key shall indemnify, defend and hold harmless each of the Shareholders against and with respect to any and all Damages that such indemnitees shall incur or suffer, which arise, result from or relate to any breach of, or failure by Key to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to the Shareholders by or on behalf of Key under this Agreement; provided, however, that Key shall not be required to so indemnify, defend and hold harmless the Shareholders and their employees and agents against and with respect to any Damages incurred as a result of a breach by Key of any of its representations and warranties in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to the Shareholders by Key under this Agreement for which the Shareholders fail to provide written notice of a claim for such Damages to Key on or before the expiration of the survival period (as is specified in Section 9.2 hereof) of the specific representations or warranty alleged to have been breached.

8.3.  Additional  Indemnification  by Key.
In addition, Key will indemnify, defend and hold harmless the Shareholders against any claims to which the Shareholders may become subject under the Securities Act or otherwise, insofar as such claims (or actions or proceedings whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Key will reimburse the Shareholders for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such claim (or action or proceeding in respect thereof); provided that Key shall not be liable in any such case to the extent that a claim (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Shelf Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Key, in an instrument duly executed by the Shareholders specifically stating that it is for use in the preparation thereof.

8.4.  Indemnification  Procedures.
If any party hereto discovers or otherwise becomes aware of a claim for Damages arising under this Article 8, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for Damages arising under this Article 8 may be made, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, and the expenses of such defense shall be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

                                    ARTICLE 9
                                  Miscellaneous

9.1.  Press  Releases.
The Shareholders agree that they will not cause or permit Cobra to, make any public statement or announcement concerning this Agreement or the transactions contemplated herein without the prior consent of Key, subject, however, to the right of any party to make such an announcement when in the opinion of its counsel such public statement or announcement is legally required.

9.2. Survival of Representations, Warranties and Covenants. All representations and warranties made by the parties hereto shall survive for a period of 24 months from the Closing Date, notwithstanding any investigation made by or on behalf of any of the parties hereto; provided, however, that the representations and warranties contained in Section 2.1.11 hereof shall survive until the expiration of the applicable statute of limitations associated with the taxes at issue. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, and shall also survive for a period of 24 months from the Closing Date despite any investigation made by any party hereto or on its behalf. All covenants and agreements contained herein shall survive as provided herein.

9.3.  Entirety.
This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

9.4.  Counterparts.
Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

9.5.  Notices  and  Waivers.
Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested.
If    to    Key:     -----------------------------------------------------------
--------------------------------------------------------
Addressed            to:           With           a           copy           to:
-----------------------------------------------------------
--------------------------------------------------------
-----------------------------------------------------------
--------------------------------------------------------
Key Energy Group, Inc.                               Porter & Hedges, L.L.P.
Two Tower Center, Tenth Floor                        700 Louisiana, 35th Floor
East Brunswick, New Jersey 08816                     Houston, Texas 77210-4744
Attention: Jack D. Loftis                            Attention: Samuel N. Allen
Facsimile:  (908) 247-5148                           Facsimile:  (713) 228-1331

----------------------------------- --------------------------------------------
                             If to any Shareholder:

-------------------------------- -----------------------------------------------

Addressed to:                                               With a copy to:
----------------------------------- --------------------------------------------
----------------------------------- --------------------------------------------

Michael and Georgia McDermett            Lynch, Chappell & Alsup, a Professional
P.O. Box 9504                            Corporation
Midland, Texas 79708-9504                Attention:  James M. Alsup
                                         The Summit, Suite 700
                                         300 North Marienfeld
                                         Midland, Texas 79701
                                         Facsimile: (915) 683-2587
----------------------------------- --------------------------------------------

Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

9.6 Table  of Contents and Captions.
The table of contents and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

9.7.  Knowledge.
When the term Aknowledge@ is used in this Agreement, it shall mean the current and actual knowledge of the person or entity to which such knowledge is attributable.

9.8.  Successors  and  Assigns.
This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

9.9.  Severability.
If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

9.10.  Applicable  Law.
This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of Texas.

IN WITNESS WHEREOF, the Shareholders have executed this Agreement and Key has caused this Agreement to be signed in its corporate name by its duly authorized representative, all as of the day and year first above written.
                             Key Energy Group, Inc.


                                           By:
                                           C. Ron Laidley, Vice President



                                           Shareholders



                                           Michael McDermett



                                           Georgia McDermett

--------------------------------------------------------------------------------


I:\PBOOKER\JMA\Key Energy Group\Cobra Stock Purchase Agreement.wpd

                                  SCHEDULE 3.4

                   KEY SEC DOCUMENTS OF KEY ENERGY GROUP, INC.


1. Form 10-K. Annual Report of Key Energy Group, Inc. for fiscal year ended June 30, 1996. 2. Form 10-Q. Quarterly Report of Key Energy Group, Inc. for the quarterly period ended September 30, 1996. 3. Form 8-K. Current Report of Key Energy Group, Inc., dated July 3, 1996. 4. Form 8-K. Current Report of Key Energy Group, Inc., dated September 16, 1996. 5. Notice of 1996 Annual Meeting of Stockholders to be held on December 9, 1996; and Proxy Statement for the 1996 Annual Meeting of Stockholders to be held on December 9, 1996. 6. Private Offering Memorandum, dated June 28, 1996, relating to 7% Convertible Subordinated Debentures Due 2003.

                                                         v
I:\PBOOKER\JMA\Key Energy Group\Cobra Stock Purchase Agreement.wpd
                                                  Table of Contents


                                                                        Page No.

ARTICLE 1Purchase and Sale.....................................................1
1.1.     Purchase and Sale of Cobra Shares.....................................1
1.2.     Time and Place of Closing.............................................1

ARTICLE 2         Representations and Warrantiesof the Shareholders............2
2.1.     Representations and Warranties of the Shareholders....................2
         2.1.1.   Organization and Standing....................................2
         2.1.2.   Agreement Authorized and its Effect on Other Obligations.....2
         2.1.3.   Capitalization of Cobra......................................2
         2.1.4.   Ownership of Cobra Shares....................................3
         2.1.5.   No Subsidiaries..............................................3
         2.1.6.   Financial Statements.........................................3
         2.1.7.   Liabilities..................................................3
         2.1.8.   Additional Information.......................................4
                  2.1.8.1  Real Estate.........................................4
                  2.1.8.2  Machinery and Equipment.............................4
                  2.1.8.3  Receivables.........................................4
                  2.1.8.4  Payables............................................4
                  2.1.8.5  Insurance...........................................4
                  2.1.8.6  Contracts...........................................4
                  2.1.8.7  Employee Compensation Plans.........................4
                  2.1.8.8  Certain Salaries....................................5
                  2.1.8.9  Bank Accounts.......................................5
                  2.1.8.10  Employee Agreements................................5
                  2.1.8.11  Intellectual Property..............................5
                  2.1.8.12  Trade Names........................................5
                  2.1.8.13  Promissory Notes...................................5
                  2.1.8.14  Guaranties.........................................5
                  2.1.8.15  Leases.............................................5
                  2.1.8.16  Environment........................................5
         2.1.9.   No Defaults..................................................5
         2.1.10.  Absence of Certain Changes and Events........................6
                  2.1.10.1  Financial Change...................................6
                  2.1.10.2  Property Damage....................................6
                  2.1.10.3  Dividends..........................................6
                  2.1.10.4  Capitalization Change..............................6
                  2.1.10.5  Labor Disputes.....................................6
                  2.1.10.6  Other Material Changes.............................6
         2.1.11.  Taxes........................................................6
         2.1.12.  Intellectual Property........................................7
         2.1.13.  Title to and Condition of Assets.............................7
         2.1.14.  Contracts....................................................8
         2.1.15.  Licenses and Permits.........................................8
         2.1.16.  Litigation...................................................8
         2.1.17.  Environmental Compliance.....................................8
                  2.1.17.1  Environmental Conditions...........................8
                  2.1.17.2  Permits, etc.......................................9
                  2.1.17.3  Compliance.........................................9
                  2.1.17.4  Past Compliance....................................9
                  2.1.17.5  Environmental Claims...............................9
                  2.1.17.6  Renewals..........................................10
                  2.1.17.7  Asbestos and PCBs.................................10
         2.1.18.  Compliance with Other Laws..................................10
         2.1.19.  No ERISA Plans or Labor Issues; No Penalty for Termination of
                  Employee Compensation Plans.................................10
         2.1.20.  Investigations; Litigation..................................10
         2.1.21.  Absence of Certain Business Practices.......................11
         2.1.22.  Consents and Approvals......................................11
         2.1.23.  Finder=s Fee................................................11
2.2.  Investment Representations..............................................11
         2.2.1.  Shareholders Investment Suitability and Related Matters......11
         2.2.2.  Key Shares Not Registered....................................11
         2.2.3.  Reliance on Representations..................................11
         2.2.4.   Investment Intent...........................................12
         2.2.5.  Permitted Resale.............................................12
         2.2.6.  Investor Sophistication......................................12
         2.2.7.  Availability of Information..................................12
         2.2.8.  Restrictive Legends..........................................12

ARTICLE 3Representations and Warranties of Key................................13
3.1.  Organization and Standing...............................................13
3.2.  Agreement Authorized and its Effect on Other Obligations................13
3.3.  Capitalization..........................................................13
3.4.  Reports and Financial Statements........................................14
3.5.  Absence of Certain Changes and Events in Key............................14
         3.5.1.  Financial Change.............................................14
         3.5.2.  Other Material Changes.......................................14
3.6.   Key=s Compliance with Other Laws.......................................14
3.7.  Consents and Approvals..................................................14
3.8. Investigations; Litigation...............................................15
3.9.  Finder=s Fee............................................................15
3.10.  Key=s Access to Cobra=s Assets and Records.............................15

ARTICLE 4Obligations Pending Closing Date.....................................15
4.1.  Agreements of Key and the Shareholders..................................15
         4.1.1.  Maintenance of Present Business..............................15
         4.1.2.  Maintenance of Properties....................................15
         4.1.3.  Maintenance of Books and Records.............................16
         4.1.4.  Compliance with Law..........................................16
         4.1.5.  Inspection...................................................16
         4.1.6.  Notice of Material Developments..............................16
4.2.  Additional Agreements of the Shareholders...............................17
         4.2.1.  Prohibition of Certain Employment Contracts..................17
         4.2.2.  Prohibition of Certain Loans.................................17
         4.2.3.  Prohibition of Certain Commitments...........................17
         4.2.4.  Disposal of Assets...........................................17
         4.2.5.  Maintenance of Insurance.....................................17
         4.2.6.  Acquisition Proposals........................................17
         4.2.7.  No Amendment to Articles of Incorporation....................18
         4.2.8.  No Issuance, Sale, or Purchase of Securities.................18
         4.2.9.  Prohibition on Dividends.....................................18
4.3.  Agreements of Key.......................................................18
         4.3.1.  No Amendment to Articles of Incorporation....................18
         4.3.2.  Notice of Material Developments..............................18
ARTICLE 5  Conditions Precedent to Obligations................................18
5.1.  Conditions Precedent to Obligations of Shareholders.....................18
         5.1.1.  Representations and Warranties of Key True at Closing Date...18
         5.1.2.  No Material Litigation.......................................19
         5.1.3.  Opinion of Key Counsel.......................................19
         5.1.4.  Consent of Certain Parties in Privity With Key...............19
         5.1.5.  Employment Agreements........................................19
         5.1.6.  Real Estate Agreements.......................................19
5.2.  Conditions Precedent to Obligations of Key..............................20
         5.2.1.  Representations and Warranties of Shareholders True at Closing
                 Date.........................................................20
         5.2.2.  No Material Litigation.......................................20
         5.2.3.  Opinion of Counsel...........................................20
         5.2.4.  Consent of Certain Parties in Privity with Cobra or the
                 Shareholders.................................................20
         5.2.5.  Employment Agreements........................................21
         5.2.6.  Real Estate Agreements.......................................21
         5.2.7.  Completion of Due Diligence..................................21
         5.2.8.  Environmental Restoration....................................21

ARTICLE 6Termination and Abandonment..........................................21
6.1.  Termination.............................................................21
         6.1.1.  By Mutual Consent............................................21
         6.1.2.  By Key Because of Failure to Perform Agreements or Conditions
                 Precedent....................................................21
         6.1.3.  By the Shareholders Because of Key=s Failure to Perform
                 Agreements or Conditions Precedent...........................22
         6.1.4.  By Key or by the Shareholders Because of Legal Proceedings...22
         6.1.5.  By Key Because of a Material Adverse Change..................22
         6.1.6.  By the Shareholders Because of a Material Adverse Change.....22
         6.1.7.  By Key or by the Shareholders if No Closing by January 15,
                 1997.........................................................22
6.2.  Effect of Termination...................................................22
6.3.  Waiver of Conditions....................................................22
6.4.  Expense on Termination..................................................22
6.5   Additional Agreements ..................................................23
7.1.  Forgiveness of Notes....................................................23
7.2.  Employment Agreements...................................................23
7.3.  Registration Rights.....................................................23
         7.3.1.  Agreement to Register Resales................................23
         7.3.2.  Effectiveness of Shelf Registration Statement................23
         7.3.3.  Blue Sky Qualification.......................................23
         7.3.4.  Registration Expenses........................................24
         7.3.5.  Preparation; Reasonable Investigation........................24
         7.3.6.  Rights Non-Transferable......................................24
         7.3.7.  Undertaking to File Reports and Cooperate in Rule 144 and Rule
                  145 Transactions............................................24
7.4.  Further Assurances......................................................24
7.5.  Cobra Employees.........................................................25
7.6.  Noncompetition..........................................................25
7.7.  Stock Certificate Issuance..............................................26
7.8.  Releases................................................................26

ARTICLE 8Indemnification......................................................26
8.1.  Indemnification by the Shareholders.....................................26
8.2.  Indemnification by Key..................................................27
8.3.  Additional Indemnification by Key.......................................27
8.4.  Indemnification Procedures..............................................27

ARTICLE 9Miscellaneous........................................................28
9.1.  Press Releases..........................................................28
9.2.  Survival of Representations, Warranties and Covenants...................28
9.3.  Entirety................................................................29
9.4.  Counterparts............................................................29
9.5.  Notices and Waivers.....................................................29
9.6.  Table of Contents and Captions..........................................29
9.7.  Knowledge...............................................................30
9.8.  Successors and Assigns..................................................30
9.9.  Severability............................................................30
9.10.  Applicable Law.........................................................30